UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2018

Jensyn Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37707	47-2150172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 West Main Street, Suite 204, Freehold, New Jersey 07728

(Address of principal executive offices, including Zip Code)

(888) 536-7965

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 6, 2018, in connection with the Special Meeting of Stockholders held on March 5, 2018 (the “Special Meeting”), Jensyn Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (“Continental”) entered into Amendment No. 1 to the Investment Management Trust Agreement, dated as of March 2, 2016, by and between the Company and Continental (the “Trust Amendment”), pursuant to which the date on which to commence liquidating the trust account (the “Trust Account”) established in connection with the Company’s initial public offering in the event the Company has not consummated a business combination was extended from March 7, 2018 (the “Current Termination Date”) to June 5, 2018 (the “Extended Termination Date”). A copy of the Trust Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws

On March 6, 2018, in connection with the Special Meeting, the Company filed with the Secretary of State of the State of Delaware an amendment (the “Charter Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), pursuant to which the date by which the Company must consummate its initial business combination was extended from the Current Termination Date to the Extended Termination Date. A copy of the Charter Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the Company’s stockholders considered the following proposals:

1. A proposal to approve and adopt the Charter Amendment to the Charter to extend the date by which the Company must consummate its initial business combination (the “Extension”) for an additional 90 days from the Current Termination Date to the Extended Termination Date. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain
3,645,551	100,000	15,000

In connection with this vote, the holders of 1,825,506 shares of the Company’s common stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.53 per share, for an aggregate redemption amount of approximately $19,222,866, in connection with the Extension.

The information included in Item 5.03 is incorporated by reference in this item to the extent required herein.

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2. A proposal to amend the Company’s Investment Management Trust Agreement to extend the date on which to commence liquidating the Trust Account by the Extended Termination Date. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain
3,645,551	100,000	15,000

The information included in Item 1.01 is incorporated by reference in this item to the extent required herein.

Item 7.01.	Regulation FD Disclosure.

On March 6, 2018, the Company issued a press release announcing the results of the Special Meeting, including the approval of the Charter Amendment and the Trust Amendment. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The foregoing, Exhibit 99.1, and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Exhibits

3.1	Amendment to Amended and Restated Certificate of Incorporation.

10.1	Amendment No. 1, dated as of March 6, 2018, to the Investment Management Trust Agreement, dated as of March 2, 2016, by and between Jensyn Acquisition Corp. and Continental Stock Transfer & Trust Company.

99.1	Press Release, dated March 6, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2018

Jensyn Acquisition Corp.

By:	/s/ Jeffrey J. Raymond
Name:	Jeffrey J. Raymond
Title:	President and Chief Executive Officer

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